CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing
Agent, Custodian, Counsel and Independent Auditors" and to the use of our report on Dreyfus MidCap Index Fund dated December 8, 1997, in this Registration Statement (Form N-1A No. 33-41078) of People's S&P MidCap Index Fund, Inc.



                                               ERNST & YOUNG LLP

New York, New York
December 30, 1997